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                                                                   Exhibit 10.11


                                OFFSET AGREEMENT


         THIS OFFSET AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 2000, by and between Cooperative Communications, Inc., a New Jersey corporation ("Tenant") and Louis Lombardi ("Louis") and the Estate of Patrick Lombardi, as successor-in-interest to Patrick Lombardi ("Patrick"; Louis and Patrick shall hereinafter be collectively referred to as the "Landlord").


                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant have entered into a certain Lease, dated December 1, 1998, with respect to certain real property and improvements thereon located at 412-420 Washington Avenue, Belleville, New Jersey (the "Lease"); and

         WHEREAS, Landlord, as maker, has executed and delivered to Tenant, as payee, a certain Promissory Note, dated November 30, 1998, in the principal amount of One Million Dollars ($1,000,000.00) (the "Note").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agrees as follows:

         1. Tenant Offset. In the event that Landlord fails to make any payment of principal or interest when due under the Note (the amount of such payment not made referred to herein as the "Offset Amount"), then Tenant, notwithstanding anything contained in the Lease to the contrary, shall have the right to offset or setoff against any and all payments of rent, whether base rent or additional rent, due under the Lease to Landlord, the Offset Amount (the "Offset Right"). The exercise by Tenant of the Offset Right shall not be deemed a failure by Tenant to make payments of rent due under the Lease, to the extent of the Offset Amount. The Offset Right shall not be the sole or exclusive remedy of Tenant under the Note for Landlord's failure to make payments thereunder, but Tenant shall have all rights and remedies available to Tenant under the Note, at law or in equity for such failure.

         2. Modification. This Agreement shall amend and supersede the terms, conditions and provisions of the Lease and the Note.

         3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         4. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective heirs, representatives, successors and assigns.
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         5. Counterparts. This Agreement may be executed in counterparts, each being deemed an original and together being deemed one and the same document.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                    LANDLORD:


                                    /s/ Louis Lombardi
                                    --------------------------------------
                                    Louis Lombardi


                                    /s/ Theresa M. Lombardi
                                    --------------------------------------
                                    Theresa Lombardi, Executrix of the
                                    Estate of Patrick Lombardi, deceased


                                    TENANT:

                                    COOPERATIVE COMMUNICATIONS, INC.,
                                     a New Jersey corporation


                                    By: /s/ Louis Lombardi
                                        ----------------------------------
                                    Name:  Louis Lombardi
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                                    Title: President
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